Exhibit 99.1

CERTIFICATION1

          Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. § 1350, as adopted), Reynolds C. Bish, the Chief Executive Officer of Captiva Software Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1.          The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as Exhibit 99.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.          The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Date: May 15, 2003

/s/ REYNOLDS C. BISH

Reynolds C. Bish Chief Executive Officer

1  This Certification accompanies the Report in accordance with § 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of this Form 10-Q), irrespective of any general incorporation language contained in such filing.